Exhibit 10(t)

WM. WRIGLEY JR. COMPANY 2007 MANAGEMENT INCENTIVE PLAN
Effective as of January 1, 2007

          I. General

          1.1 Purpose. The purpose of the Wm. Wrigley Jr. Company 2007 Management Incentive Plan (the “Plan”) is to foster and promote the long-term financial success of the Wm. Wrigley Jr. Company (the “Company”) and increase stockholder value by:

          (a) attracting and retaining key employees, non-employee directors and other service providers of the Company or any of its operating units or its subsidiaries in which the Company owns, directly or indirectly, a majority of the voting stock (“Participants”) possessing outstanding abilities; and

          (b) motivating Participants by providing the opportunity to participate with the stockholders in the long-term growth and financial success of the Company.

          1.2 Plan. The Committee hereinafter designated, or the Chief Executive Officer of the Company if delegated with the authority pursuant to Section 1.6 hereof with respect to eligible  Participants, may grant to Participants stock awards, share units, stock options, stock appreciation rights, performance units, annual or long-term incentive compensation awards or combinations thereof, on the terms and subject to the conditions stated in the Plan and may permit Participants to defer compensation in the form of any of the foregoing awards.

          1.3 Limitation on Shares to Be Issued. The maximum number of shares of common stock of the Company, no par value (the “Common Stock”), to be issued pursuant to all grants made under the Plan shall be 16,000,000 shares.  Shares subject to an award shall be counted against such limit only to the extent they are actually issued; provided however, that the full number of shares subject to a stock appreciation right that is to be settled by the issuance of shares of Common Stock shall be counted against such limit regardless of the number of shares of Common Stock actually issued upon settlement of such stock appreciation right.  To the extent that shares of Common Stock subject to an outstanding award granted under the Plan are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related tandem stock appreciation right or shares subject to a tandem stock appreciation right cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available for future grants under the Plan.

          Shares of Common Stock to be issued may be authorized and unissued shares of Common Stock, treasury stock, shares purchased on the open market or a combination thereof.

          1.4  Limitation on Stock Awards and Share Unit Awards.  During the term of the Plan, a maximum of 5,000,000 shares of Common Stock shall be available for stock awards and share unit awards granted under the Plan.  To the extent that shares of Common Stock subject to an outstanding stock award or share unit award granted under the Plan are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available for future grants under the Plan.

          1.5 Limitation on Stock Options and Stock Appreciation Rights.  During the term of the Plan, no Participant can receive stock options or freestanding stock appreciation rights relating to shares of Common Stock that in the aggregate exceed 15% of the total number of shares of Common Stock authorized pursuant to the Plan, as adjusted pursuant to the terms hereof.

          1.6 Administration of Plan. The Plan and the programs hereunder (the “Programs”) shall be administered by a committee of two or more persons selected by the Board of Directors of the Company (the “Board of Directors” or “Board”) from its own membership, which shall be the Compensation Committee of the Board of Directors unless another committee of the Board shall be designated by the Board for some or all purposes of the Plan (the “Committee,” or the “Compensation Committee”). Solely with respect to administration of the awards granted hereunder that are intended to satisfy the applicable requirements of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”), each member of the Committee shall be an “outside director” within the meaning of Section 162(m), to the extent applicable. Solely with respect to administration of the awards that are intended to satisfy the applicable requirements of Rule 16b-3 (“Rule 16b-3”) of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as then in effect or any successor provision, each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3, to the extent applicable.

          The Committee shall, subject to the limitations of the Plan, have full power and discretion to interpret and administer the Plan; to establish selection guidelines; to select eligible persons for participation; and to determine the form of grant and deferral, either in the form of stock awards, share units, stock options, stock appreciation rights, performance units, annual or long-term incentive compensation awards or combinations thereof, the number of shares subject to the grant, the basis on which the fair market value of the Common Stock is measured, when necessary, the restriction and forfeiture provisions relating to stock awards, the time and conditions of vesting or exercise, the conditions, if any, under which time of vesting or exercise may be accelerated, the conditions, form, time, manner and terms of payment of any award or deferral and all other terms and conditions of the grant or deferral.  In addition, with respect to awards granted under the Plan that are intended to satisfy the applicable provisions of Section 162(m), the Committee shall have full power and discretion to establish and administer performance goals, establish performance periods and certify that performance goals have been attained, to the fullest extent required to comply with Section 162(m).

          The Committee may establish rules, regulations and guidelines for the administration of the Plan, and impose, incidental to a grant, conditions with respect to employment or other activities not inconsistent with or conflicting with the Plan.  The Committee may, in its discretion, delegate to the Chief Executive Officer of the Company the power and authority with respect to the selection of, and grants to, eligible Participants, subject to the rules, regulations and guidelines of general application prescribed by the Committee, and to applicable law.

          The interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all action taken by the Committee, shall be final, binding and conclusive on the Company, its stockholders, all Participants and employees of the Company, and upon their respective beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them. By accepting any benefits under the Plan, each Participant, and each person claiming under or through such Participant, shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, all provisions of the Plan and any action or decision under the Plan by the Company, the Board of Directors or the Committee.

          1.7 Adjustment Provisions. In the event that any recapitalization, or reclassification, split-up, consolidation of shares of Common Stock, stock or extraordinary cash dividend or other similar corporate event shall be effective, or the outstanding shares of Common Stock are, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, exchanged for a different number or class of shares of stock or other securities of the Company, or for shares of the stock or other securities of any other corporation, or new, different or additional shares or other securities of the Company or of another corporation or entity are received by the holders of Common Stock or any distribution is made to the holders of Common Stock other than a regular cash dividend, (a) the maximum number and class of shares or other securities that may be issued or transferred under the Plan, (b) the maximum number and class of shares or other securities that may be issued or transferred under the Plan pursuant to stock awards and share unit awards, (c) the maximum number of shares that may be issued pursuant to the awards granted to any Participant during the term of the Plan, (d) the number of share units or stock awards or the number and class of shares or other securities that are the subject of any grant or the deferral of any grant, (e) the exercise, base or purchase price of the shares subject to any outstanding awards and (f) any applicable performance measures, may be equitably adjusted by the Committee under the Plan as the Committee determines will fairly preserve the intended benefits of the Plan to the Participants and the Company, and will fairly accomplish the purposes of the Plan.

          1.8 Purchase of Shares of Common Stock. It is contemplated that the Company, although under no legal obligation to do so, may from time to time purchase shares of Common Stock for the purpose of paying all or any portion of any award payable in or measured by the value of shares of Common Stock, or for the purpose of replacing shares issued or transferred in payment of all or part of an award. All shares so purchased shall, unless and until transferred in payment of an award, be at all times the property of the Company available for any corporate purpose, and no Participant or employee or beneficiary, individually or as a group, shall have any right, title or interest in any shares of Common Stock so purchased.

          1.9 Effective Date and Term of Plan The Plan shall be effective as of January 1, 2007, subject to the approval of the stockholders of the Company at the 2006 Annual Meeting of the Stockholders. The Plan shall terminate as of June 30, 2012, unless terminated prior thereto by action of the Board of Directors.  No further grants shall be made under the Plan after termination, but termination shall not affect the rights of any Participant under any grants made prior to termination.

          1.10 Amendments and Termination. The Plan and Programs may be amended or terminated by the Board of Directors at any time and in any respect, except that, unless otherwise determined by the Board, no amendment may be made without stockholder approval if, and to the extent that, such approval would be required to comply with any applicable provisions of Section 162(m) or Rule 16b-3, or any successor to the foregoing, any other provisions of applicable law or the listing requirements of the New York Stock Exchange (or, if the Common Stock is not listed on the New York Stock Exchange, the listing requirements of the principal national stock exchange on which the Common Stock is then traded).

          Similarly, subject to obtaining the consent of the Participant where required by applicable law, the Committee may alter, amend or modify any award or grant made pursuant to the Plan or Programs in any respect not in conflict with the provisions of the Plan or Programs, as the case may be, if the Committee deems such alteration, amendment or modification to be in the best interests of the Participant or the Company by reason of changes or interpretations in tax, securities, other applicable laws, or other business purposes.

          1.11 Prior Plans. Any grants made by the Company under a management incentive plan in effect prior to the effective date of this Plan shall be subject to the terms and conditions of such plan and the programs in effect at the time of any such grants.

          1.12 Terms and Conditions. Awards granted and deferrals made under the Plan shall contain such terms and conditions as the Committee shall specify, including without limitation those terms and conditions described in Article X hereof, restrictions on the sale or other disposition of the shares of Common Stock, or the forfeiture of certain awards upon termination of employment prior to the expiration of a designated period of time or the occurrence of other events.

II. Stock Awards

          2.1 Form of Award. The Committee, in its discretion, may grant stock awards to such eligible persons as may be selected by the Committee.  A stock award shall be granted as either a bonus stock award or a restricted stock award.

          2.2  Bonus Stock Awards.  Bonus stock granted under the Plan shall not be restricted against transfer and shall not be subject to forfeiture or other terms or conditions.  The number of shares of Common Stock subject to a bonus stock award shall be determined by the Committee.

          2.3 Restricted Stock Awards.  Restricted stock awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

          (a)  Number of Shares and Other Terms.  The number of shares of Common Stock subject to a restricted stock award and the restriction period, performance period (if any) and performance measures (if any) applicable to a restricted stock award shall be determined by the Committee.

          (b) Vesting and Forfeiture.  The applicable Program or agreement relating to a restricted stock award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified restriction period and (ii) if specified performance measures (if any) are satisfied or met during a specified performance period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified restriction period or (y) if specified performance measures (if any) are not satisfied or met during a specified performance period.

          (c)  Stock Issuance.  During the restriction period, the shares of restricted stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a restricted stock award shall be registered in the holder’s name and may bear a legend indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the applicable Program or agreement relating to the restricted stock award.  All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the restricted stock award in the event such award is forfeited in whole or in part.  Upon termination of any applicable restriction period (and the satisfaction or attainment of applicable performance measures), subject to the Company’s right to require payment of any taxes in accordance with Section 10.1, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

          (d)  Rights with Respect to Restricted Stock Awards.  Unless otherwise set forth in the applicable Program or agreement relating to a restricted stock award, and subject to the terms and conditions of a restricted stock award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

III. Share Units

          3.1 Form of Award. The Committee, in its discretion, may grant share unit awards to such eligible persons as may be selected by the Committee.  A share unit award may be granted as a deferred share unit award or a restricted share unit award.

          3.2  Deferred Share Units.   A deferred share unit award granted under the Plan shall represent a fully vested right to receive shares of Common Stock, or cash in an amount equal to the value of such shares, at such subsequent time as shall be designated by the Committee.  The number of shares subject to a deferred share unit award shall be determined by the Committee.

          3.3 Restricted Share Unit Awards.  Restricted share unit awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

          (a)  Number of Shares and Other Terms.  The number of shares of Common Stock subject to a restricted share unit award and the vesting period, performance period (if any) and performance measures (if any) applicable to a restricted share unit award shall be determined by the Committee.

          (b)  Vesting and Forfeiture.  The applicable Program or agreement relating to a restricted share unit award may provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such restricted share unit award (i) if the holder of such award remains continuously in the employment of the Company during the specified vesting period and (ii) if specified performance measures (if any) are satisfied or met during a specified performance period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified vesting period or (y) if specified performance measures (if any) are not satisfied or met during a specified performance period.

          3.4  Settlement of Share Unit Awards.  The applicable Program or agreement relating to a share unit award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award.  Prior to the settlement of a share unit award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

IV. Stock Options

          4.1 Grants. The Committee may in its discretion provide that a Participant shall receive an option to purchase shares of Common Stock.

          4.2 Terms and Conditions of Options. Options shall contain such terms and conditions as the Committee shall specify, may either be “incentive stock options” as defined in Section 422(b) of the Code or nonqualified stock options, and, at the discretion of the Committee, may include a reload feature.  No option shall be exercisable more than ten years after the date of grant. The per share exercise price shall be not less than 100% of the fair market value of a share of Common Stock at the time the option is granted.  Upon exercise, the exercise price may be paid in cash, in shares of Common Stock having a fair market value equal to the exercise price, by the withholding of whole shares of Common Stock which would otherwise be delivered having an aggregate fair market value, determined as of the date of exercise, equal to the exercise price, in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, a combination of any of such methods, or in such other manner as the Committee, in its discretion, either at the time of grant or thereafter, may provide.  The Committee may, in its discretion, require as a condition of exercise that the optionee pay to the Company any federal, state or local withholding tax or employment tax required by law to be paid over as a result of such exercise, which payment may be made in cash, in shares of Common Stock having a market value equal to the amount of the required withholding tax, by the withholding of whole shares of Common Stock which would otherwise be delivered having an aggregate fair market value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, or a combination of any of such methods. Options may be exercised during the optionee’s continued employment with the Company, and during a period following the termination of such employment as the Committee may determine and set forth in the applicable Program or award agreement, but in no event after the date on which the option expires, provided that if the optionee is also a member of the Board of Directors, the option may, if the terms of the grant so provide, be exercised following termination of employment during such period as the optionee shall continue to serve as a member of the Board of Directors, or for such longer period thereafter as the Committee may determine and set forth in the applicable Program or award agreement, but in no event after the date on which such option expires.  Prior to the exercise of an option, the holder shall have no rights as a stockholder with respect to the shares subject to such option, including the right to receive dividends or dividend equivalents.  No option hereunder shall be transferable other than by will or the laws of descent and distribution, pursuant to beneficiary designation procedures approved by the Company, pursuant to a distribution duly ordered by a court of competent jurisdiction in connection with a divorce or dissolution proceeding or, with the approval of the Company, to a Permitted Transferee, as hereinafter defined.  For purposes of the Plan, a “Permitted Transferee” shall include any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the optionee) control the management of assets, and any other entity in which these persons (or the optionee) own more than fifty percent of the voting interests.

          4.3 Incentive Stock Options. With respect to incentive stock options, to the extent that the aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by such individual during any calendar year (under all plans of the Company) exceeds $100,000, such options shall be treated as nonqualified stock options. The per share exercise price for an incentive stock option shall not be less than 100% of the fair market value of a share of Common Stock at the time the option is granted (110% of the fair market value of a share of Common Stock at the time the option is granted in the case of an incentive stock option granted to an employee who, at the time the incentive stock option is granted, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a parent or a subsidiary within the meaning of Sections 422(e) and 422(f), respectively, of the Code (a “Ten-Percent Stockholder”)).  Further, no incentive stock option shall be exercisable after the expiration of ten years from the date such option is granted (five years in the case of an incentive stock option granted to a Ten-Percent Stockholder).

          4.4 Non-Employee Director’s Stock Options. Notwithstanding anything herein to the contrary, each Director of the Company who is not an officer or employee of the Company or its subsidiaries or affiliates (a “Non-Employee Director”), including each Non-Employee Director who joins the Board between January 1 of any year and the date in such year on which the Company awards its regular annual grant of options to employees of the Company, shall automatically receive as of such annual grant date, without any further action required by the Committee or anyone, a grant of stock options having a Black Scholes value, as determined by an independent compensation consultant designated by the Company, equal to the Non-Employee Director’s annual retainer, and rounded up to the nearest 100 shares.  Any Non-Employee Director who joins the Board between the date in any year on which the Company awards its regular annual grant of options to employees of the Company and December 31 of such year shall receive a stock option having a value equal to the amount described above at the Board meeting at which such Director joins the Board.  Each of the options granted pursuant to this Section shall have the following terms and conditions: (1) a term of ten (10) years from the date of grant; (2) vesting at the rate of twenty-five percent (25%) per year of continuous service as a Non-Employee Director as of each anniversary of the grant date; (3) the exercise price shall be the fair market value of a share of Common Stock on the date of grant; (4) after termination, each option shall continue to vest during such post-termination period and shall be exercisable to the extent vested (a) for the balance of the term of the option, if the Non-Employee Director retires from service on the Board after attaining age 55 and completing five years of service or ceases to serve on the Board due to a disability, as defined in the long-term disability plan maintained by the Company for its employees; (b) for twelve (12) months if the termination was the result of the death of the Optionee or (c) immediately upon termination, if the termination was the result of resignation (other than due to retirement) or dismissal; and (5) the exercise price may be paid in cash, in shares of Common Stock having a fair market value equal to the exercise price, by the withholding of whole shares of Common Stock which would otherwise be delivered having an aggregate fair market value, determined as of the date of exercise, equal to the exercise price, in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, or a combination of any of such methods.

V. Stock Appreciation Rights

          5.1 Grants. The Committee may in its discretion provide that a Participant shall receive rights entitling such Participant to receive cash or shares of Common Stock having a fair market value equal to the appreciation in fair market value of a stated number of shares of Common Stock from the date of grant, or in the case of rights granted in tandem with or by reference to a stock option granted simultaneously with or prior to the grant of such rights, from the date of grant of the related stock option to the date of exercise.

          5.2 Terms of Grant. Such rights may be granted in tandem with or with reference to a related stock option, in which event the grantee may elect to exercise either the option or the right (as to the same shares of Common Stock subject to the option and the right), or the right may be granted independently of a stock option. The right shall be exercisable not more than ten years after the date of grant.  The per share base price of a stock appreciation right shall be not less than 100% of the fair market value of a share of Common Stock at the time the right is granted.  Stock appreciation rights may be exercised during the holder’s continued employment with the Company, and during a period following the termination of such employment as the Committee may determine and set forth in the applicable Program or award agreement, but in no event after the date on which the right expires, provided that if the holder is also a member of the Board of Directors, the stock appreciation right may, if the terms of the grant so provide, be exercised following termination of employment during such period as the holder shall continue to serve as a member of the Board of Directors, or for such longer period thereafter as the Committee may determine and set forth in the applicable Program or award agreement, but in no event after the date on which such stock appreciation right expires.  Prior to the exercise of a stock appreciation right, the holder shall have no rights as a stockholder with respect to the shares subject to such right, including the right to receive dividends or dividend equivalents.  No stock appreciation right hereunder shall be transferable other than by will or the laws of descent and distribution, pursuant to beneficiary designation procedures approved by the Company, pursuant to a distribution duly ordered by a court of competent jurisdiction in connection with a divorce or dissolution proceeding or, with the approval of the Company, to a Permitted Transferee, as defined in Section 4.2.

          5.3 Payment on Exercise. Upon the exercise of a right, the grantee shall be paid the excess of the then fair market value of the number of shares to which the right relates over the exercise price of the right or of the related stock option, as the case may be. Such excess shall be paid in cash or in shares of Common Stock having a fair market value equal to such excess, or a combination thereof, as the Committee shall determine and set forth in the applicable Program or award agreement.

VI. Performance Units

          The Committee may in its discretion provide that a Participant shall receive performance units, subject to such terms and conditions as the Committee in its discretion shall determine.  The Committee shall establish a dollar value for each performance unit, the performance goals to be attained in respect of the performance unit, the various percentages of performance unit value to be paid out upon the attainment, in whole or in part, of the performance goals and such other performance unit terms, conditions and restrictions, as the Committee shall deem appropriate.  As soon as practicable after the termination of the performance period, the Committee shall determine the payment, if any, which is due on the performance unit in accordance with the terms thereof.  The Committee shall determine, among other things, whether the payment shall be made in the form of cash or shares of Common Stock, or a combination thereof.

VII. Incentive Compensation Awards

7.1  Annual Incentive Pool.

          (a)  Eligibility; Allocation of Incentive Pool.  Not later than 90 days after the beginning of each calendar year, the Committee may designate Participants who shall be eligible to participate in an incentive pool equal to two percent of the Company’s consolidated operating earnings for such calendar year, and allocate the maximum percentage of such incentive pool that may be payable to each such Participant.  In no event may the incentive pool percentage allocated to any one participant exceed 30% of the aggregate incentive pool.  Consolidated operating earnings shall mean the consolidated earnings before income taxes of the Company, computed in accordance with generally accepted accounting principles. To the extent permitted by Section 162(m), equitable adjustments may be made by the Committee to the Company’s consolidated operating earnings to reflect extraordinary items or events such as (1) profit or loss attributable to acquisitions or dispositions of stock or assets, (2) any changes in accounting standards that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company during the calendar year, (3) all items of gain, loss or expense for the period related to restructuring charges for the Company, (4) all items of gain, loss or expense for the period determined to be extraordinary or unusual in nature or infrequent by occurrence or related to the disposal of a segment of a business, (5) all items of gain, loss or expense for a period related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30 and (6) such other items as may be prescribed by Section 162(m), and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto.

          (b)  Determination of Annual Incentive Awards.  After the end of each calendar year, the Committee shall certify the amount of the incentive pool for such calendar year and calculate the maximum amount of each Participant’s allocable portion of the incentive pool, based upon the percentage established at the beginning of the calendar year.  The Committee then shall determine the Participant’s actual incentive award by adjusting the maximum amount of the Participant’s allocable portion of the incentive pool in its sole discretion; provided, however, that in no event may the portion of the incentive pool allocated to a Participant who is subject to Section 162(m) be increased in any way, including as a result of the reduction of any other Participant’s allocated portion.  In all cases the Committee shall have the sole and absolute discretion to reduce the amount of any payment under any award that would otherwise be made to any Participant or to decide that no payment shall be made.  Except to the extent a Participant elects to defer the receipt of an incentive award pursuant to the terms of an applicable Program, such incentive award shall be paid to such Participant within 60 days after the amount of such award is determined.

          7.2  Adoption of Other Annual and Long-Term Incentive Programs.  In addition to the annual bonus pool established pursuant to Section 7.1, the Committee in its discretion may establish other annual and long-term incentive compensation programs pursuant to which incentive compensation awards may be granted to selected Participants, subject to such terms and conditions as the Committee in its discretion shall determine.

VIII. Section 162(m) Awards

          8.1 Performance Based Awards. The Committee shall determine the amount of each stock award, share unit award, performance unit award, annual or long-term incentive compensation award, or other performance-based award, and shall specify with respect thereto Performance Goals (as defined in Section 8.2 below) and a performance period during which such Performance Goals are required to be achieved. Any award that is conditioned on the achievement of performance goals that are not defined as Performance Goals in Section 8.2 shall be bifurcated into separate awards so that the awards subject to this Article VIII shall be conditioned solely on the achievement of Performance Goals.  Unless otherwise provided by the Committee in connection with either a specified termination of employment or the occurrence of a Change in Control (as defined in Section 10.2 hereof), payment in respect of awards granted pursuant to this Article VIII shall be made only if and to the extent the Performance Goals with respect to such performance period are attained.  Performance Goals may include a level of performance below which no payment shall be made and levels of performance at which specified percentages (which may be greater than 100%) of the award shall be paid or credited.

          8.2 Performance Goals and Performance Periods. The Performance Goals underlying the awards granted pursuant to this Article VIII shall be the performance goals established by the Committee, which must be met during the applicable performance period as a condition of the Participant’s receipt of payment (or, in the case of stock awards, the lapse of restrictions) with respect to an award, and which are based on the attainment of thresholds with respect to one or more of the following objective business criteria: earnings per share, return on equity, pre-tax profit, post-tax profit, consolidated operating earnings, consolidated net income, stock price, market share, sales, unit sales volume, return on assets, return on invested capital, cash flow, discounted cash flow, economic value added, costs, production, unit production volume and total shareholder return.  To the extent permitted by Section 162(m), equitable adjustments may be made by the Committee to any award(s) relating to any performance period affected by extraordinary items or events such as (1) profit or loss attributable to acquisitions or dispositions of stock or assets, (2) any changes in accounting standards that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company after the Performance Goal is established, (3) all items of gain, loss or expense for the period related to restructuring charges for the Company, (4) all items of gain, loss or expense for the period determined to be extraordinary or unusual in nature or infrequent by occurrence or related to the disposal of a segment of a business, (5) all items of gain, loss or expense for a period related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30, and (6) such other items as may be prescribed by Section 162(m), and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto.

          With respect to annual incentive compensation awards, the performance period shall mean each calendar year, or, if different, each plan year. With respect to long-term incentive compensation awards, the performance period shall mean the period of consecutive plan years or such other period (which in no case may be less than one plan year) as may be determined by the Committee.

          8.3 Maximum Limitation on Section 162(m) Awards (Other than Stock Options, Stock Appreciation  Rights and Annual Incentive Pool Awards).  During the term of the Plan, no Participant can receive performance-based stock awards relating to shares of Common Stock that in the aggregate exceed 500,000 shares of Common Stock, as adjusted pursuant to the terms hereof.  Further, with respect to all awards granted pursuant to this Article VIII that are not annual incentive pool awards, stock options, stock appreciation rights or stock awards, in no event shall payment be made with respect to such awards in any one-year period in an amount that exceeds the lesser of 400% of such Participant’s annual rate of base salary as in effect as of the first day of the applicable calendar year, without regard to any optional or mandatory deferral of base salary pursuant to any salary deferral arrangement, and $8,000,000.

          8.4 Time and Form of Payment. Amounts in respect of awards granted under this Article VIII shall be paid after the end of the applicable performance period, at such time as the Committee shall determine. Unless otherwise determined by the Committee, such payments shall be made only after achievement of the Performance Goals has been certified by the Committee.  Payments shall be made either in cash, in Common Stock, in such other form as determined by the Committee or in a combination of the foregoing, as determined by the Committee.

          With respect to all employees who are Covered Employees (as defined in Section 162(m)), the foregoing provisions shall apply to the extent necessary for the awards granted pursuant to this Article VIII to satisfy the applicable requirements of Section 162(m).

IX. Loans

          The Committee may, in its discretion and solely to the extent permitted by applicable law, authorize loans by the Company to Participants in connection with the grant of stock awards, other awards hereunder or the exercise of options. The loans shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose from time to time. Every loan shall meet all applicable laws, regulations and rules of the Securities and Exchange Commission, the Internal Revenue Service, the Federal Reserve Board and any other governmental agency having jurisdiction.

X. Miscellaneous

          10.1 Withholding. In addition to any other withholding provisions set forth in Section 4.2 hereof, the Company or a corporation or other form of business association of which shares (or other ownership interests) having 50% or more of the voting power are owned or controlled directly or indirectly, by the Company (an “Associated Company”) may make such provisions as it may deem appropriate for the withholding of any taxes that the Company or Associated Company determines are required to be withheld in connection with any award or distribution hereunder, including permitting Participants to authorize the Company to withhold shares of Common Stock earned with respect to any grant or award, provided that such withholding shall not exceed the minimum amount of tax required to be withheld.

          10.2 Change in Control. For purposes of the Plan and the Programs, a “Change in Control” shall be deemed to have occurred:

          (a) if and when any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), in a transaction or series of transactions, is or becomes a beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired by an employee benefit plan of the Company or any subsidiary thereof, or any trustee or other fiduciary holding securities under any such employee benefit plan), representing 5% or more of the combined voting power of the Company’s then outstanding securities and there is outstanding an exchange or tender offer for securities of the Company (other than any such exchange or tender offer by the Company or by any Exempt Persons); or

          (b) if any “person” (as above-referenced but excluding any Exempt Persons) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities (not including in the securities beneficially owned by such person any securities acquired by an employee benefit plan of the Company or any subsidiary thereof or any trustee or other fiduciary holding securities under any such employee benefit plan).

For purposes of this Section 10.2, “Exempt Person” (and collectively, the “Exempt Persons”) means:

(i) any descendant of Wrigley or the spouse of any such descendant;

(ii) the estate of any person described in clause (i);

(iii) any trust or similar arrangement for the benefit of any person described in clause (i); or

(iv) any charitable foundation established by any person described in clause (i).

          10.3  No Repricing. Notwithstanding anything in this Plan to the contrary and subject to Section 1.7, the Committee will not amend or replace any previously granted option or stock appreciation right in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange without the approval of the stockholders of the Company.

          10.4 Certain Provisions Relating to Participation. No Participant shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment for Participants.

          Except as otherwise required by applicable law, no rights under the Plan or Programs, contingent or otherwise, shall be assignable or subject to any encumbrance, pledge or charge of any nature, except that, under such rules and regulations as the Company may establish, a Participant may designate a beneficiary to receive, in the event of death, any amount that would otherwise have been payable to the Participant or that may become payable on account of or following his or her death except that, if any amount shall become payable to the executor or administrator of the Participant, such executor or administrator may transfer the right to the payment of any such amount to the person, persons or entity (including a trust) entitled thereto under the will of the Participant or, in case of intestacy, under the laws relating to intestacy.

          By accepting any benefits under the Plan or Programs, each Participant and each person claiming under or through a Participant shall be conclusively deemed to have indicated his or her acceptance and ratification of and consent to any action or decision taken or made or to be taken or made under the Plan or Program, as the case may be, by the Committee, the Company or the Board of Directors.

          Subject to any applicable forfeiture provisions provided in the Programs, each Participant shall have a vested, unconditional and nonforfeitable right to receive a distribution or distributions of the amount credited to such Participant’s respective accounts, but only at, and not until, the time or times and only in the manner provided for in the Plan or applicable Programs.  However, no funds, securities or other property of any nature shall be segregated or earmarked for any current or former Participant, beneficiary or other person. Accordingly, no current or former Participant, beneficiary or other person, individually or as a member of a group, shall have any right, title or interest in an account in any fund or specific sum of money, in any asset or in any shares of stock that may be acquired by the Company in respect of its obligations hereunder, the sole right of the Participant being to receive distributions, as set forth in the Plan or Programs, as a general creditor of the Company with an unsecured claim against the Company’s general assets.

          The Plan and Programs shall be binding upon, and shall inure to the benefit of, the Company and its successors and assigns and the Participants and their heirs, administrators and personal representatives.

          10.5 Governing Law. The Plan and Programs shall be construed in accordance with and governed by the laws of the State of Delaware.

XI. Interpretation

          The Plan and the Programs hereunder are designed and, to the extent determined by the Committee, in its discretion, intended to comply with Rule 16b-3, Section 162(m) and Section 409A of the Code, in each case, to the extent applicable, and all provisions hereof shall be construed in a manner to so comply.